EXHIBIT 99.1
Gold Flora Reports Fourth Quarter and Full Year 2023 Financial Results
Generates Q4 2023 Revenue of $28.4 Million and Full Year Revenue of $91.0 Million
Gross Profit Increased 16% Sequentially to $13.2 Million in Q4 2023, Representing 46% Gross Margin
Achieved Positive Adjusted EBITDA in Q4 2023
Developed Disruptive New Brand Gramlin, Targeted at High-Volume Consumers
Conference Call to be Held April 8, 2024, at 6:00 p.m. ET
Costa Mesa, CA – April 5, 2024 - Gold Flora Corporation, ("Gold Flora" or the "Company") (Cboe Canada:GRAM) a leading vertically-integrated California cannabis company, announced its financial results for the three-month period (“Q4 2023”) and twelve-month period (“FY 2023”) ended December 31, 2023. All amounts are expressed in U.S. dollars.
Q4 and FY 2023 Financial Highlights:
•Total revenue was $28.4 million for Q4 2023 and $91.0 million for FY 2023.
•Q4 2023 gross profit of $13.2 million, representing a 46% gross margin. FY 2023 gross profit was $32.5 million, representing a 36% gross margin.
•Q4 2023 adjusted gross profit1 of $18.7 million, representing a 66% adjusted gross margin. FY 2023 adjusted gross profit was $48.0 million, representing a 53% adjusted gross margin. Adjusted gross profit excludes operating expenses (including depreciation and amortization) related to U.S. tax code 280E adjustments, and non-recurring inventory adjustments.
•Net loss of $(42.2) million for Q4 2023 and $(42.7) million for FY 2023.
•Adjusted EBITDA1 of $0.11 million for Q4 2023 and negative $(1.4) million for FY 2023.
•Cash and cash equivalents totaled $22.5 million as of December 31, 2023.
Q4 2023 Operational Highlights:
•Following a strategic review of its operations in connection with the Company’s focus on long-term, high-margin revenue sources, Gold Flora elected to close select, non-profitable delivery depot locations and sold one of its underperforming retail licenses. These decisions resulted in a short-term negative impact on topline revenue in Q4 2023, however they have had an immediate positive impact on the Company’s long-term profitability goals.
•Successfully completed the business combination and integration of legacy operations. The resulting combined Company is strongly positioned in the California market and has identified and realized significant synergies of approximately $30 million in annualized cost savings.
•Invested in restarting cultivation at Caliva and Airfield Supply Company, both in San Jose, expanding the Company’s active cultivation canopy to approximately 107,000 square feet. Revenue from the newly reactivated facilities will contribute to the Company’s first quarter of 2024, as the first harvests from the fully planted facilities were mostly occurred subsequent to the quarter and fiscal year end.
•Developed a new, disruptive product brand, Gramlin. Designed to appeal to high-volume consumers that frequently purchase flower, vape and pre-roll products, Gramlin successfully launched in March 2024 through the Company’s first party retail outlets and Stately Distribution across California. Gramlin features new genetic strains grown at Gold Flora’s newly online cultivation rooms and is strategically priced to offer an unmatchable quality to price ratio leveraging the Company’s vertical footprint.
Management Commentary
“We have strategically built a solid foundation consisting of premier indoor cultivation, and full vertical operations with deep consumer insights that has enabled our business to continue to expand its leadership position in California,” said Laurie Holcomb, Chief Executive
1 Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.

Officer of Gold Flora. “This platform, combined with our focus on high-quality, profitable revenue streams has allowed us to capture more margin across every step of the supply chain and, as a result, we achieved positive adjusted EBITDA in the quarter, and improved our adjusted gross margin to approximately 66%, ahead of some of the leading multi-state operators in the industry. Where other operators have experienced persistent challenges in California, our purpose-built and difficult to replicate footprint allows us to succeed and grow scale consistently.”
Ms. Holcomb continued, “Our success in California and ability to maintain and grow our market share, despite overall declines in the market, is a testament to our strong customer loyalty supported by our consistent delivery of top-quality products. This has also resulted in a significantly higher quality of revenue, providing stability as well as supporting our long-term profitability plans. The majority of our revenue now comes directly from our owned brands and augmented by our retail store network, which is based in highly desirable, limited license locations.”
Ms. Holcomb concluded, “The work we undertook and investments we have made in 2023 were crucial to ensure we began 2024 ready to capitalize on the substantial untapped opportunity here in California and achieve our goal of generating positive cash flow this year. Gold Flora was designed to lead the market, and the results we are seeing and the consumer feedback we have received tell us we are not only meeting but exceeding our clients’ expectations. We’re in the right place at the right time; we worked hard to get here, and we are prepared and eager for what comes next.”
Q4 and FY 2023 Financial Results

(in thousands)	Q4 2023	Q3 2023	% Change	FY 2023
Total Revenue	$28,395	$31,960	(11)%	$90,964
Wholesale Revenue	$3,036	$3,717	(18)%	$12,517
Retail Revenue	$25,359	$28,243	(10)%	$78,447
Gross Profit	$13,174	$11,314	16%	$32,474
Gross Margin	46%	35%	*	36%
Adjusted Gross Profit (1)	$18,731	$16,784	12%	$48,032
Adjusted Gross Margin	66%	53%	*	53%
Net Income (Loss)	$(42,173)	$22,960	*	$(42,660)
Adjusted EBITDA (2)	$105	$(459)	*	$(1,380)
* Information is not meaningful.
(1) Adjusting for depreciation & amortization, operating expense related to U.S. tax code 280E adjustments and non-recurring inventory adjustments. Adjusted Gross Profit is a non-GAAP financial measure. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.
(2) Adjusted EBITDA is defined as EBITDA adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) change in fair value of the earn out liability, (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) intangible and goodwill impairments and loss on disposal of assets, (v) transaction costs related to merger and acquisition activities, (vi) retail and cultivation pre-opening costs and, (vii) non-recurring inventory adjustments. Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.
The Company’s consolidated financial statements, as well as its accompanying management discussion and analysis of financial condition and results of operations (“MD&A”) will be included in its Annual Report on Form 10-K filed on EDGAR (www.sec.gov) as well as SEDAR (www.sedar.com). Please refer to Gold Flora Corporation’s MD&A for additional detail and discussion on the Company’s results from operations.

Conference Call
The Company will host a conference call to discuss the results on April 8, 2024, at 6:00 p.m. Eastern Time. A question-and-answer session will follow management’s prepared remarks.

CONFERENCE CALL DETAILS
DATE:	Monday, April 8th, 2024
TIME:	6:00 p.m. Eastern Time
WEBCAST:	https://app.webinar.net/1qOGwDNgder
DIAL-IN NUMBER:	1 (416) 764-8609 or 1 (888) 390-0605
CONFERENCE ID:	23952500
REPLAY:	1 (416) 764-8677 or 1 (888) 390-0541 Available until 12:00 midnight Eastern Time Thursday, April 15, 2024 Replay Code: 952500 #
For more information on Gold Flora Corporation, visit: https://ir.goldflora.com/.

About Gold Flora Corporation
Gold Flora Corporation is a female-led, vertically-integrated cannabis leader that owns and operates a robust portfolio of 10 cannabis brands, which are sold through its 16 retail dispensaries and, through its Stately Distribution business, to retailers throughout California. Its retail operations include Airfield Supply Company, Caliva, Coastal, Calma, King's Crew, Varda, Deli, and Higher Level.
Gold Flora Corporation operates an indoor cultivation canopy of approximately 107,000 square feet across three facilities in its Desert Hot Springs campus and two San Jose cultivation facilities. The Company can expand further, adding approximately 240,000 square feet of canopy on already entitled additional acreage. Importantly this opportunity is unique and can be timed to meet market demand. The Desert Hot Springs campus also houses the Company's manufacturing and extraction facilities, as well as Stately Distribution. The centralized location provides for optimal security and logistic benefits and protects the product as it moves though the Company's overall pipeline.
With hubs throughout the state, the Company distributes many prominent brands, including its own premium lines of Gold Flora, Gramlin, Cruisers, CURRENT, Roll Bleezy, Sword & Stoned, Aviation Cannabis, Jetfuel Cannabis, Caliva, Mirayo by Santana, and Monogram. Third party brands are increasingly contacting the Company in search of reliable input sources and established distribution.
References to information included on, or accessible through, websites and social media platforms do not constitute incorporation herein by reference of the information contained at or available through such websites or social media platforms, and the reader should not consider such information to be part of this press release.
For the latest news, activities, and media coverage, please visit www.goldflora.com.
Non-GAAP Financial Measures
This news release contains the non-GAAP financial measure “Adjusted EBITDA,” and “Adjusted Gross Profit” which are not recognized under GAAP and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of “Adjusted EBITDA” and “Adjusted Gross Profit” to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.
Adjusted EBITDA
We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) change in fair value of the earn out liability, (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) intangible and goodwill impairments and loss on disposal of assets, (v) transaction costs related to merger and acquisition activities, (vi) retail and cultivation pre-opening costs, and (vii) non-recurring inventory adjustments.
Adjusted Gross Profit
We believe Adjusted Gross Profit is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance. We define

“Adjusted Gross Profit” as Gross Profit adjusted to exclude operating expenses (including depreciation and amortization) related to U.S. tax code 280E adjustments and non-recurring inventory adjustments.
Reconciliation of Non-GAAP Measures

	Three Months Ended			Twelve Months Ended
(in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues	$28,395	$31,960	$16,184	$90,964	$65,659
Cost of Goods Sold	15,221	20,646	11,949	58,490	49,966
Gross Profit	13,174	11,314	4,235	32,474	15,693
	46%	35%	26%	36%	24%
Adjustments to Gross profit
Depreciation and Amortization	$1,110	$1,056	$888	$3,565	$1,904
Operating Expenses related to 280E adjustments	3,683	4,030	860	10,845	4,494
Non-Recurring Inventory Adjustments	764	384	2,236	1,148	5,808
Adjusted Gross Profit	$18,731	$16,784	$8,219	$48,032	$27,899
Adjusted Gross Profit %	66%	53%	51%	53%	42%

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income (Loss)	$(42,173)	$22,960	$4,866	(42,660)	(21,523)
Debt and Convertible Debt Interest Expense, Net	892	2,034	1,556	6,055	5,722
Finance Lease Liability Interest Expense, Net	2,016	4,729	2,288	11,940	9,254
Amortization of Debt Discount Interest Expense, Net	356	69	1,718	1,642	5,730
Taxes	1,817	6,807	1,907	10,138	5,262
Depreciation and Amortization	2,967	5,465	2,439	13,164	8,406
EBITDA	$(34,125)	$42,064	$14,774	279	12,851
Addback for Adjusted EBITDA
Noncash Operating Lease Expense	$(32)	$333	$33	$593	$(47)
Impairment	11,068	—	—	11,068	—
Implementation Software Costs	150	70	—	220	—
Change in Fair Value of Earnout Liability	—	—	(13,592)	4,375	(13,592)
Loss on Extinguishment of Debt	—	1,440	—	1,440	—
Change in Bargain Purchase Price	18,813	(49,026)	—	(30,213)	—
Share-Based Compensation	173	469	35	740	392
Bad Debt Expense	255	5	342	583	373
Transaction Fees and Legal Fees	1,166	2,634	169	5,346	633
Transaction Related Expenses	44	367	714	411	714
Retail and Cultivation Preopening Costs	1,829	801	—	2,630	—
Non-Recurring inventory Adjustments	764	384	2,236	1,148	5,808
Adjusted EBITDA	$105	$(459)	$4,711	$(1,380)	$7,132
Forward Looking Statements
This press release contains "forward-looking information" within the meaning of applicable Canadian securities legislation and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, estimates and beliefs, and may include statements regarding Gold Flora's expected financial condition and performance, the current and projected market, and growth opportunities for the company. Words such as "expects," "continue," "will," "anticipates," and "intends," or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements relating to the Company's estimated financial results for Q4 2023 and FY2023, the impact of divestitures on long-term profitability goals, the ability to realize synergies following the business combination, the timing of revenue from reactivated facilities, and the Company's ability to generate positive cash flow during 2024. These forward–looking statements are based on Gold Flora's current projections and expectations about future events and financial trends that it believes might affect its financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by it in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Although Gold Flora believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Gold Flora does not assume any obligation to update or revise any forward-looking information or statements contained herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.
Investor Contact:
ir@goldflora.com